EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D, including all amendments thereto, with respect to the ordinary shares, par value $0.20 per share, of Mallinckrodt plc, and further agree that this Joint Filing Agreement shall be included as an exhibit to the first such joint filing and may, as required, be included as an exhibit to subsequent amendments thereto.

Each of the undersigned agrees and acknowledges that each party hereto is (i) individually eligible to use such Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

Each of the undersigned hereby constitutes and appoints Alexander E. Parker as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the statement on Schedule 13D, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. A facsimile or other reproduction of this Joint Filing Agreement may be executed by one or more parties hereto, and an executed copy of this Joint Filing Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date hereof.

Dated: August 2, 2021

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

BUXTON HELMSLEY HOLDINGS, INC.

By:	/s/ Alexander E. Parker	August 2, 2021
Name:	Alexander E. Parker
Title:	Director

THE BUXTON HELMSLEY GROUP, INC.

By:	/s/ Alexander E. Parker	August 2, 2021
Name:	Alexander E. Parker
Title:	Senior Managing Director

ALEXANDER E. PARKER

By:	/s/ Alexander E. Parker	August 2, 2021
Name:	Alexander E. Parker

VLADISLAV DIKII

By:	/s/ Vladislav Dikii	August 2, 2021
Name:	Vladislav Dikii

VLADIMIR KOVALENKO

By:	/s/ Vladimir Kovalenko	August 2, 2021
Name:	Vladimir Kovalenko

KHARKOV ALEKSANDR SERGEEVICH

By:	/s/ Kharkov Aleksandr Sergeevich	August 2, 2021
Name:	Kharkov Aleksandr Sergeevich

ELENA TSYGANKOVA

By:	/s/ Elena Tsygankova	August 2, 2021
Name:	Elena Tsygankova

THOMAS GITTER

By:	/s/ Thomas Gitter	August 2, 2021
Name:	Thomas Gitter

DANILIUK KIRILL VLADIMIROVICH

By:	/s/ Daniliuk Kirill Vladimirovich	August 2, 2021
Name:	Daniliuk Kirill Vladimirovich

ROMAN DONTSOV VALENTINOVICH

By:	/s/ Roman Dontsov Valentinovich	August 2, 2021
Name:	Roman Dontsov Valentinovich

ALEXEY ISAEV

By:	/s/ Alexey Isaev	August 2, 2021
Name:	Alexey Isaev

ALEXANDER KOCH

By:	/s/ Alexander Koch	August 2, 2021
Name:	Alexander Koch

JAMES JONATHAN JOSEY

By:	/s/ James Jonathan Josey	August 2, 2021
Name:	James Jonathan Josey

PRADEEP VASUDEVA KADAMBI

By:	/s/ Pradeep Vasudeva Kadambi	August 2, 2021
Name:	Pradeep Vasudeva Kadambi

EDGARD GAFUROV

By:	/s/ Edgard Gafurov	August 2, 2021
Name:	Edgard Gafurov

KIMBERLY TULLY

By:	/s/ Kimberly Tully	August 2, 2021
Name:	Kimberly Tully

JOAN I. BARRY REVOCABLE TRUST (DTD. 12/13/13)

By:	/s/ Janice J. O'Connor	August 2, 2021
Name:	Janice J. O'Connor
Title:	Co-Trustee

JAMES PAUL CAREY

By:	/s/ James Paul Carey	August 2, 2021
Name:	James Paul Carey

JANICE J. O'CONNOR

By:	/s/ Janice J. O'Connor	August 2, 2021
Name:	Janice J. O'Connor

ANDREW GRUBER

By:	/s/ Andrew Gruber	August 2, 2021
Name:	Andrew Gruber

YUSHENKOVA OLGA PETROVNA

By:	/s/ Yushenkova Olga Petrovna	August 2, 2021
Name:	Yushenkova Olga Petrovna

VANIK PETROSIAN

By:	/s/ Vanik Petrosian	August 2, 2021
Name:	Vanik Petrosian

RICHARD BARRY

By:	/s/ Richard Barry	August 2, 2021
Name:	Richard Barry

ZAVOLOZHIN SERGEY VLADIMIROVICH

By:	/s/ Zavolozhin Sergey Vladimirovich	August 2, 2021
Name:	Zavolozhin Sergey Vladimirovich

CHRIS TICHENOR

By:	/s/ Chris Tichenor	August 2, 2021
Name:	Chris Tichenor

VICTOR PARDO

By:	/s/ Victor Pardo	August 2, 2021
Name:	Victor Pardo

ALEX PETER WOUNLUND

By:	/s/ Alex Peter Wounlund	August 2, 2021
Name:	Alex Peter Wounlund

PETR HOFEREK

By:	/s/ Petr Hoferek	August 2, 2021
Name:	Petr Hoferek

JOHN V. BARRY REVOCABLE TRUST (DTD. 12/13/13)

By:	/s/ Janice J. O'Connor	August 2, 2021
Name:	Janice J. O'Connor
Title:	Co-Trustee

NEPIYVODA KIRILL NIKOLAEVICH

By:	/s/ Nepiyvoda Kirill Nikolaevich	August 2, 2021
Name:	Nepiyvoda Kirill Nikolaevich

MARY DUNNE

By:	/s/ Mary Dunne	August 2, 2021
Name:	Mary Dunne

LISRAEL LARRONDO

By:	/s/ Lisrael Larrondo	August 2, 2021
Name:	Lisrael Larrondo

DAVID LAMB

By:	/s/ David Lamb	August 2, 2021
Name:	David Lamb

VALERII MANSUROV

By:	/s/ Valerii Mansurov	August 2, 2021
Name:	Valerii Mansurov